SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

       CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                               EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   October 30, 1998
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                             Oak Industries Inc.
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            (Exact name of registrant as specified in its charter)

   Delaware                      1-4474                   36-1569000
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(State or other juris-       (Commission File           (IRS Employer
 diction of incorporation)       Number)              Identification No.)




1000 Winter Street
Waltham, MA                                  02451
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(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code 781-890-0400
                                                   ------------

                                Same
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(Former name or former address, if changed since last report.)

Item 5.   Other Events
On October 30, 1998, Oak Industries Inc. ("Oak"), through a wholly-owned subsidiary, acquired 100% of the shares of Tele Quarz GmbH ("Tele Quarz"), a leading manufacturer of frequency control products located in Neckarbischofsheim, Germany. The purchase price of approximately DM 105 million (approximately $65 million) includes the refinancing of certain indebtedness of Tele Quarz. The acquisition was financed with borrowings under Oak's existing credit facility. A copy of the press release announcing such acquisition is attached hereto as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The following financial statements, pro forma financial information and exhibits are filed as part of this report.

(c)   Exhibits
      99.  Press release dated October 30, 1998.


                              Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   Oak Industries Inc.


Date:  October 30, 1998            /s/ Coleman S. Hicks
                                   --------------------------
                                   Coleman S. Hicks
                                   Senior Vice President and
                                   Chief Financial Officer